UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

A. Transaction Overview

On February 11, 2021, Arch Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with certain institutional and accredited investors (collectively, the “Investors”) providing for the issuance and sale by the Company to the Investors of an aggregate of (i) 43,125,004 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), and (ii) Series K Warrants (the “Series K Warrants”) to purchase an aggregate of 32,343,753 shares (the “Warrant Shares”) of Common Stock, at a combined offering price of $0.16 per share and related warrant (the “2021 Financing”). The aggregate gross proceeds for the sale of the Shares and Series K Warrants will be approximately $6.9 million, before deducting the placement agent’s fees and expenses and other offering expenses payable by the Company. The closing of the sales of these securities under the SPA is expected to occur on or about February 17, 2021 (the “Closing Date”).

B. Use of Proceeds

The net proceeds to the Company from the 2021 Financing, after deducting the placement agent’s fees and expenses other Company’s estimated offering expenses and excluding the proceeds, if any, from the exercise of the Series K Warrants and Placement Agent Warrants (as defined below), are expected to be approximately $6.2 million. The Company intends to use the net proceeds from the 2021 Financing primarily for working capital and general corporate purposes, and has not allocated specific amounts of any such remaining net proceeds from this 2021 Financing for any specific purposes.

C. Warrants

Upon the closing of the 2021 Financing, the Investors will be issued Series K Warrants to purchase up to an aggregate of 32,343,753 shares of the Company’s Common Stock in the aggregate. The Series K Warrants will (i) have an exercise price of $0.17 per share; (ii) have a term of exercise equal to 5.5 years after their issuance date; (iii) be exercisable immediately after their issuance; and (iv) have a provision preventing the exercisability of such Series K Warrant if, as a result of the exercise of the Series K Warrant, the holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than either 4.99% or 9.99% of the Company’s Common Stock (the “Ownership Limitation”) immediately after giving effect to the exercise of the Series K Warrant. The holder, upon notice to the Company, may increase or decrease the Ownership Limitation; provided that (i) the Ownership Limitation may only be increased to a maximum of 9.99% of the Company’s Common Stock; and (ii) any increase in the Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The number of shares of the Company’s Common Stock into which each of the Series K Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series K Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

D. Registration Rights Agreement

On February 11, 2021, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company will be obligated, subject to certain conditions, to file with the Securities and Exchange Commission within 15 days after February 11, 2021 one or more registration statements (any such registration statement, a “Resale Registration Statement”) to register the Shares and the Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s failure to satisfy certain filing and effectiveness deadlines with respect to a Resale Registration Statement and certain other requirements set forth in the Registration Rights Agreement may subject the Company to payment of monetary penalties.

E. Placement Agent Engagement

Pursuant to an engagement agreement (the “Engagement Letter”) dated as of February 8, 2021, by and between the Company and H.C. Wainwright & Co. (the “Placement Agent”), the Company has agreed to pay the Placement Agent cash fees equal to (i) 7.5% of the gross proceeds received by the Company from certain investors participating in the 2021 Financing, and (ii) 6.0% of the gross proceeds received by the Company from certain investors with pre-existing relationships with the Company. In addition, the Placement Agent will be entitled to receive a one-time non-accountable expense fee of $10,000, up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses and $10,000 for clearing expenses. Pursuant to the Engagement Agreement, the Company also agreed to issue to the Placement Agent, or its designees, warrants to purchase up to 7.5% of the aggregate number of shares sold to investors in the Offering, or warrants to purchase up to 3,234,375 shares (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Series K Warrants, except that the exercise price of the Placement Agent Warrants is $0.20 per share and the term of the Placement Agent Warrants is 5.5 years from the effective date of the 2021 Financing. The Engagement Agreement has indemnity and other customary provisions for transactions of this nature.

F. Certain Restrictions on Subsequent Sales and Changes in Capitalization

The SPA contains certain restrictions on our ability to conduct subsequent sales of our equity securities. In particular, subject to certain customary exemptions, from February 11, 2021, until 30 days after the Resale Registration Statement goes effective, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (the “Offering Restriction”). Similarly, the Company will be prohibited from entering into or effecting a Variable Rate Transaction (as defined in the SPA) until February 11, 2022; provided, however, that once the Offering Restriction expires, the Company may enter into and effect an at-the-market offering facility with the Placement Agent.

Additionally, the SPA contains certain restrictions on our ability to change our capitalization. In particular, until 180 days after the closing of the 2021 Financing, the Company may not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Investors, other than in connection with the uplisting of the Common Stock to the Nasdaq Stock Market or the New York Stock Exchange.

The issuance and sale of the Shares, Series K Warrants and Warrant Shares (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under Securities Act based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act; that it is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; and the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

The foregoing description of the SPA, the Series K Warrants, the Engagement Agreement, the Placement Agent Warrants and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of the form of SPA, form of Series K Warrant, Engagement Agreement, form of Placement Agent Warrant and Form of Registration Rights Agreement filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On February 12, 2021, the Company issued a press release announcing the 2021 Financing. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibit

(d) Exhibits

Exhibit	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Series K Warrant
10.3	Engagement Agreement
10.4	Form of Placement Agent Warrant
10.5	Form of Registration Rights Agreement
99.1	Press Release issued by Arch Therapeutics, Inc. on February 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: February 12, 2021	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer